UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 20, 2011

GoENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1010 Avenue of the Americas, Suite 302 New York, NY	10018
(Address of principal executive offices)	(Zip Code)

(212) 765-5700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03  AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

AMENDMENT TO ARTICLES OF INCORPORATION

Change in Corporate Name

GoEnergy, Inc., now known as Wizard World, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), filed a Second Certificate of Correction to its Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to effectuate the name change of the Company from “GoEnergy, Inc.” to “Wizard World, Inc.” The Amendment was filed with the Delaware Secretary of State on January 20, 2011.

The change in corporate name to Wizard World, Inc. was approved by the Board of Directors of the Company by unanimous written consent dated January 13, 2011 and by certain stockholders of the Company holding a majority of the total issued and outstanding shares of common stock of the Company by written consent dated January 13, 2011. The change in corporate name was authorized and approved by the Board of Directors to better reflect the Company’s future business operations.

Increase in Number of Authorized Shares

Item 9.01 Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.5	Second Certificate of Correction filed January 20, 2011, including Certificate of Correction filed December 8, 2010 and Certificate of Amendment dated December 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2011	By:	/s/ Gareb Shamus
	Name:	Gareb Shamus
	Title:	President and Chief Executive Officer